Unilab
                   Pro Forma Financial Statements (Unaudited)


The following pro forma financial statements have been derived by the application of pro forma adjustments to the Company's historical financial statements. The pro forma statement of operations for the year ended December 31, 1998 gives effect to the asset purchase agreements with Meris and BCL as if such transactions had been consummated as of January 1, 1998. The pro forma balance sheet gives effect to the asset purchase agreement with BCL as if such transaction had occurred as of December 31, 1998. The adjustments are described in the accompanying notes. The pro forma financial statements should not be considered indicative of actual results that would have been achieved had the asset purchase agreements with Meris and BCL been consummated on the dates indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The pro forma financial statements should be read in conjunction with Unilab's, Meris', and BCL's historical financial statements and the notes thereto.




                                                          Unilab Corporation
                                                        ProForma Balance Sheet
                                                        As of December 31, 1998
                                                              (Unaudited)
                                                            (in thousands)

                                            Historical Unilab          Historical BCL         Pro Forma          Pro Forma
                                            December 31, 1998       November 30, 1998(a)     Adjustments          Unilab
ASSETS
Current Assets:
                                                                                             $(1,411)  (b)
Cash and cash equivalents                           $20,137                $1,411             (8,543)  (c)         $11,594
Accounts receivable, net                             41,326                 9,830                                   51,156
Inventory of Supplies                                 3,055                 1,469                                    4,524
Prepaid expenses and other
    current assets                                    1,045                   671               (671)  (b)           1,045
                                                      -----                   ---               -----                -----
Total current assets                                 65,563                13,381            (10,625)               68,319

Property and equipment, net                          11,277                 2,498             (2,101)  (b)          11,674

                                                                                             (22,826)  (b)
Goodwill, net                                        56,949                22,826              31,678  (e)          88,627

Other intangible assets, net                          2,370                     -                                    2,370

Other assets                                          6,301                   464               (464)  (b)           6,301
                                                      -----                   ---               -----                -----
                                                   $142,460               $39,169            $(4,338)             $177,291
                                                   ========               =======            ===========          ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Current portion of long-term debt                    $1,206               $60,913            $(60,913)  (b)          1,206

Accounts payable and accrued                                                                  (10,395)  (b)
    liabilities                                      14,533                11,570                2,369  (d)         18,077

Accrued payroll and benefits                          6,892                 1,937                                    8,829
                                                      -----                 -----                                    -----
Total current liabilities                            22,631                74,420             (68,939)               28,112


Long-term debt, net of current                                                                 (8,342)  (b)
    Portion                                         137,170                 8,342               25,000  (c)        162,170

Other liabilities                                     4,026                     -                1,100  (b)          5,126
                                                      -----            ----------                -----                -----
                                                    163,827                82,762             (51,181)              195,408

Shareholders' Equity (Deficit)
Convertible preferred stock                               4                     -                                        4

                                                                                                  (25)  (b)
Common stock                                            407                    25                   10  (c)            417

                                                                                              (22,775)  (b)
Additional paid-in capital                          228,395                22,775                3,240  (c)        231,635

Accumulated deficit                               (250,173)              (66,393)               66,393  (b)       (250,173)
                                                  ---------              --------               ------            ---------
Total shareholders' equity (deficit)               (21,367)              (43,593)               46,843             (18,117)
                                                   --------              --------               ------             --------
                                                   $142,460               $39,169             $(4,338)             $177,291
                                                   ========               =======             ========             ========

See Notes to Pro Forma Balance Sheet

                                     Unilab
                   Notes to Unaudited Pro Forma Balance Sheet


(a) On April 5, 1999, Unilab and BCL signed an asset purchase agreement whereby Unilab acquired substantially all of the assets of BCL. The agreement was effective on and Unilab took possession of the acquired net assets on May 10, 1999. BCL had a year-end date of February 28, and therefore BCL's balance sheet at its natural quarterly period of November 30, 1998 has been included in Unilab's pro forma balance sheet at December 31, 1998.

(b) Adjustment to reflect the net assets and liabilities not acquired or assumed by Unilab as part of the acquisition of BCL. All acquired assets and assumed liabilities, consisting principally of accounts receivable, inventory of supplies, property and equipment, accrued payroll and benefits and certain accounts payable and other liabilities, were recorded at their fair value, which equated to the value in BCL's accounting records at November 30, 1998 except property and equipment, net, which was written down by $2.1 million from $2.5 million to $0.4 million to reflect the fair market value of the property and equipment expected to be retained by Unilab in its ongoing business.

(c) Adjustment to reflect the purchase price for the acquired net assets of BCL noted in (a) above, consisting of a subordinated promissory note in the principal amount of $25.0 million, bearing interest on the outstanding balance at a rate of 7.5% per annum, $8.5 million in cash and the issuance of 1.0 million shares of Unilab common stock valued at the closing price on April 5, 1999 of $3.25 a share.

(d) Adjustment to reflect an accrual of approximately $2.4 million in costs (primarily severance and payment of attorney fees and other closing costs) expected to be incurred in connection with the integration of the acquired BCL operations with those of Unilab and the closing of the asset purchase agreement.

(e) The acquisition of the net assets of BCL is expected to result in approximately $31.7 million of additional goodwill.


                                                     Unilab Corporation
                                              Pro Forma Statement of Operations
                                                Year Ended December 31, 1998
                                                         (Unaudited)
                                          (in thousands, except per share amounts)
                                                                               Historical BCL
                                   Historical Unilab     Historical Meris      Dec 1, 1997-        Pro Forma        Pro Forma
                                  Jan 1-Dec 31, 1998    Jan 1-Nov 5, 1998(a)   Nov 30, 1998(b)    Adjustments       Unilab (o)

Revenue                                $217,370           $22,008               $57,573                               $296,951

Cost of Services                        152,007            21,745                47,815                                221,567
                                                                                                        624 (c)
                                                                                                    (3,357) (f)
Amortization and depreciation             7,592                 -                 4,667               1,692 (g)         11,218

Selling, general and
   administrative expenses               33,530             9,386                16,551                                 59,467
Writedown of Intangibles                      -                 -                44,727             (44,727 (j)             -
                                       --------          --------                ------             ----------         --------
Total operating expenses                193,129            31,131               113,760                                 292,252
                                        -------            ------               -------                                 -------

Operating income (loss)                  24,241           (9,123)              (56,187)                                   4,699

                                                                                                        427 (d)
                                                                                                        889 (e)
Other expenses:                                                                                     (9,529) (h)
Interest, net                          (13,538)             (427)               (9,529)               1,875 (i)         (17,156)

Other                                         -                 -                   280                                     280
                                     ----------      ------------             ---------                               ----------
Income (loss) before
   income taxes                          10,703           (9,550)              (65,436)                                 (12,177)
Tax provision                                 -                 -                     -                                       -
                                     ----------        ----------             ---------                               ----------
Net income (loss)                        10,703           (9,550)              (65,436)                                 (12,177)
                                         ======           =======              ========                                =========

Preferred stock dividends                   131                 -                     -                                     131
Net income (loss) available to
   common stockholders                  $10,572          $(9,550)             $(65,436)                                $(12,308)
                                        =======          ========             =========                                =========

Earnings (loss) per share:
Basic                                     $0.26                                                                            $(0.30)
Diluted                                   $0.25                                                                            $(0.30)

See Notes to Pro Forma Statement of Operations

                                     Unilab
              Notes to Unaudited Pro Forma Statement of Operations


(a) On September 16, 1998, Unilab and Meris signed an asset purchase agreement whereby Unilab acquired substantially all the assets of Meris. The agreement was approved on October 28,1998 by the United States Bankruptcy Court in Los Angeles, California, and Unilab took possession of the acquired net assets on November 5, 1998. The results of operations of Meris for the period from January 1 through November 5, 1998 have been included in Unilab's pro forma statement of operations for the year ended December 31, 1998. The results of operations of Meris since November 5, 1998 have been included in Unilab's historical results of operations.

(b) On April 5, 1999, Unilab and BCL signed an asset purchase agreement whereby Unilab acquired substantially all of the assets of BCL. The agreement was effective on and Unilab took possession of the acquired net assets on May 10, 1999. BCL had a year-end date of February 28 and therefore BCL's results for the twelve months ended November 30, 1998 have been included in Unilab's pro forma statement of operations for the year ended December 31, 1998.

(c) To reflect additional amortization expense for the period from January 1 through November 5, 1998 associated with the goodwill and other intangible assets recorded in connection with the acquisition of Meris.

(d) To reflect the elimination of the historical interest expense incurred by Meris.

(e) To reflect interest expense for the period from January 1 through November 5, 1998 associated with the issuance of a $14.0 million convertible subordinated note, bearing interest on the outstanding balance at a rate of 7.5% per annum, in connection with the acquisition of Meris.

(f) To reflect the elimination of the historical amortization expense incurred by BCL

(g) To reflect additional amortization expense associated with the goodwill and other intangible assets recorded in connection with the acquisition of BCL.

(h) To reflect the elimination of the historical interest expense incurred by BCL.

(i) To reflect the interest expense associated with the issuance of a $25.0 million subordinated note, bearing interest on the outstanding balance at a rate of 7.5% per annum, in connection with the acquisition of BCL.

(j) To reflect the elimination of the non-recurring charge recorded by BCL to write-down intangible assets and goodwill for the permanent decline in value below the Company's previous unamortized historical cost.

(k) Does not reflect reductions to historical amounts as a result of the future termination of employment of certain employees, the closure of certain facilities, the elimination of certain consulting expenses (primarily related to advisors retained by Meris to assist with Meris' bankruptcy process), and the termination or non-assumption of certain contracts for various services relating to the Meris and BCL acquisitions. "Adjusted EBTIDA" is shown below to reflect certain benefits that may result from these estimated cost savings.


Pro Forma and Adjusted EBITDA is calculated as follows:



                                                            Year Ended
                                                         December 31, 1998

Pro Forma net loss                                        $ (12,177)

Adjustments:
     Interest expense                                         17,156
     Income tax (benefit)                                       -
     Depreciation and amortization                            11,218
                                                        --------------

Pro Forma EBITDA                                              16,197

Adjustments:
                                                               8,304
     Employee terminations - Meris                             1,254
     Closure of facilities - Meris                             2,400
     Consulting services - Meris
                                                              17,088
     Employee terminations - BCL                               2,657
     Closure of facilities - BCL                               2,107
     Termination or non-assumption of contracts - BCL
                                                        --------------
Adjusted Pro Forma EBITDA                                    $50,007
                                                        --------------


     EBITDA is defined, for any period, as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. EBITDA should not be considered an alternative to net income as a measure of the Company's operating results or to cash flow as a measure of liquidity. In addition, although the EBITDA measure of performance is not recognized under generally accepted accounting principles, it is widely used by various companies as a general measure of a company's performance because it assists in comparing performance on a relatively consistent basis across companies without regard to depreciation and amortization, which can very significantly depending on accounting methods (particularly where acquisitions are involved) or non-operating factors such as historical cost bases. Because EBITDA is not calculated identically by all companies, the presentation herein may not be strictly comparable to other similarly titled measures of other companies.